EXHIBIT 10.40

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDMENT NO. 3

TO

XYREM SUPPLY AGREEMENT

THIS AMENDMENT NO. 3 dated this 21st day of March, 2005 (this “Amendment”) to Xyrem Supply Agreement dated June 30, 2000 by and between Orphan Medical, Inc., a Delaware corporation (“ORPHAN”), and DSM Pharmaceuticals, Inc. (formerly, Catalytica Pharmaceuticals, Inc.), a Delaware corporation (“DSM”):

WITNESS:

WHEREAS, ORPHAN and DSM have previously executed the Xyrem Supply Agreement, dated June 30, 2000, as amended by Amendment No. 1 dated November 9, 2000, and Amendment No. 2 dated August 19, 2002 (collectively, the “Agreement”); and

WHEREAS, DSM and ORPHAN desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the premises, the respective commitments and undertakings of ORPHAN and DSM set forth in this Amendment, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ORPHAN and DSM hereby agree as follows:

1.	Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

2.	Effective as of the date of this Amendment, the Product Price and package configurations shall be as set forth in Appendix D to this Amendment, which Appendix D shall supersede Appendix D to the Agreement, and Appendix D to Amendment No. 2 to the Agreement, in all respects.

3.	Section 4.2 of the Agreement shall be amended to read, in its entirety, as follows:

4.2	Manufacture and Supply

During each Contract Year of this Agreement, and subject to the provisions of Section 7.2 hereof as well as other provisions herein, ORPHAN agrees to purchase all of its requirements for the Product in the Territory from DSM, but no less than the minimum quantities of Product indicated below:

Year	ORPHAN’s Minimum Purchase Quantity
2006	[ * ]
2007	[ * ]
2008	[ * ]

Amendment No. 3: Page 1

DSM shall manufacture the Product in accordance with the Specifications and applicable cGMP requirements, and shall package, label, and/or otherwise prepare the Product for bulk delivery to an ORPHAN-designated distribution site.

4.	Section 5.1, “Forecasts”, of the Agreement shall be amended in its entirety and shall hereafter read as follows:

5.1	Forecasts.

5.1.1	Long Term Forecast. Within thirty (30) days after the Effective Date, of this Amendment, ORPHAN shall deliver to DSM a non-binding [ * ] forecast of Orphan’s quantity requirements for each Commercial Product and for each Contract Year during the Term (the “[ * ] Forecast”). The [ * ] Forecast shall thereafter be updated every [ * ] during the Term of this Agreement. If DSM is unable to accommodate any portion of the [ * ] Forecast, it shall notify ORPHAN and the Parties shall agree on any revisions to the forecast.

5.1.2	Monthly Forecast. ORPHAN shall submit to DSM a written non-binding estimate of its [ * ] requirements for each Product for each of the next succeeding [ * ]. The [ * ] Forecast shall be updated [ * ]. If DSM is unable to accept (i) quantities stated for any new [ * ] in the [ * ] Forecast, or (ii) quantities in excess of previously forecasted quantities (collectively, the quantities in (i) and (ii) referred to as “Additional Quantities”), then DSM shall notify ORPHAN in writing within five (5) calendar days after receipt of the [ * ] Forecast; otherwise such Additional Quantities shall be deemed to have been approved and accepted by DSM. The Parties shall negotiate in good faith to resolve any issues in respect of the Additional Quantities, which DSM is unable to accept for any [ * ] stated in the [ * ] forecast, according to DSM’s available capacity.

Amendment No. 3: Page 2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.1.3	Firm Purchase Commitment. The forecast of the most current [ * ] period from the [ * ] Forecast required under section 5.1.2 shall always constitute a binding firm purchase commitment (the “Firm Purchase Commitment”) which shall state in detail the quantities of Products ordered and the required delivery dates, and shall be binding on the Parties regarding Products to be purchased. The forecast for the remaining [ * ] period of the [ * ] Forecast is for planning purposes only and shall not constitute a commitment to purchase or supply Product. In the event that ORPHAN does not ultimately purchase the forecast quantities for the Firm Purchase Commitment period[ * ]. However, if DSM is unable for any reason [ * ], ORPHAN shall not be obligated to pay for that portion of the Firm Purchase Commitment which DSM could not deliver. As of the end of each calendar year hereunder, if ORPHAN has failed to purchase the minimum annual quantity as set forth in Section 4.2, it shall likewise pay DSM for any deficient quantities on the basis set forth above in this Section 5.1.3.

5.	Section 5.5 of the Agreement, Purchase Quantities, shall be amended to read, in its entirety, as follows:

5.5	Purchase Quantities. Each purchase order shall specify the quantity of units of Product being ordered. Quantities actually shipped pursuant to a given purchase order may vary from the quantities reflected in such purchase order by [ * ] and still be deemed to be in compliance with such purchase order, provided however, that ORPHAN shall only be invoiced and required to pay for the quantities of Product which DSM actually ships to ORPHAN.

6.	Section 6.2, Supply By DSM: This section is deleted in its entirety.

7.	Section 6.3, “Manufacturing Loss”: Financial liability related to API loss shall no longer be governed by Section 6.3. Financial liability shall be governed by section 10.5, as amended by this Amendment.

8.	Section 7.3, “Annual Price Adjustment Notification”, as referenced in Amendment 2 and the Agreement, shall be amended and hereafter read as follows

7.3	Product Price Adjustments. The Product Price, as specified on Appendix D, shall be subject to adjustment from time to time as follows:

(a) The conversion component of the Product Price, as set forth on Appendix D, shall be adjusted as of [ * ], and shall be [ * ]. [ * ] in the conversion component Product Price pursuant to this Section 7.3(a) shall become effective as of [ * ] of each calendar year for all shipment of Product during each such year.

Amendment No. 3: Page 3

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) The materials component of the Product Price shall also be subject to adjustment from time to time as follows:

(i) Effective as of [ * ], the materials component may be [ * ] by DSM by the amount of [ * ]. DSM shall provide ORPHAN with written notification of any [ * ] in the materials component of the Product Price at least [ * ] days prior to the start of the [ * ] to which such [ * ] applies. ORPHAN shall have the option, upon reasonable notice to DSM, to appoint an independent financial auditor to verify the price [ * ]; and DSM shall make available to the auditor appropriate documentation substantiating DSM’s cost [ * ]. The auditor shall be subject to the confidentiality requirements of Article 14 and shall only disclose to ORPHAN the auditor’s opinion as to whether or not the price [ * ] is consistent with the [ * ]. If there is any disagreement with respect to any price [ * ], the dispute shall be resolved in accordance with Article 18.

(ii) Notwithstanding the provisions of subpart (i), if, [ * ] DSM experiences an [ * ] in the aggregate cost of the Materials incorporated into the Product of more than [ * ] then DSM shall be entitled to [ * ] the Materials component of the Purchase Price [ * ] upon [ * ] days prior written notification by utilizing the protocol set forth in subpart (i).”

9.	Section 10.5, “Limitation of Liability and Claims, is deleted in its entirety and hereafter shall read as follow:

10.5	Limitation of Liability. Notwithstanding the foregoing warranties and representations and the further obligations of the Parties hereunder, in no event shall either Party be liable to the other Party for incidental, indirect, special, consequential or punitive damages, including without limitation any claim for damages based upon lost profits or lost business opportunity. Except for the obligations of indemnity as set forth in this Article 10 [ * ] resulting from [ * ] Product supplied hereunder, and (ii) claims of [ * ], which are not subject to the following limitation, [ * ]. The foregoing limitations shall not apply if the damages otherwise subject to limitation result from [ * ].

10.	Section 15.1 of the Agreement shall be amended in its entirety and shall hereafter read as follows:

15.1	Unless sooner terminated pursuant to Article 16 below, the initial term of this Agreement shall commence on the Effective Date and end on July 31, 2005. Thereafter, this Agreement shall continue in force and effect for an additional three (3) year term, ending on July 31, 2008 unless terminated earlier pursuant to Article 16 below.

Amendment No. 3: Page 4

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11.	Section 16.1 of the Agreement shall be amended by adding the following as a new Subsection (d):

(d)	If either party, for any reason, elects to terminate this Agreement, in which case such party shall provide written notice thereof no less than twelve (12) months prior to the effective date of such termination.

12.	Section 16.3(b) of the Agreement (formerly Section 16.2(b)) shall be amended by restating the lead-in clause of section 16.3(b) to read as follows:

“Other than termination by ORPHAN pursuant to Section 16.1(a) or Section 16.2 hereof, or termination by DSM pursuant to Section 16.1(d). . .”

13.	The Agreement shall otherwise continue in force and effect according to its terms as herein amended; and the Agreement is hereby ratified and confirmed in all respects by each of DSM and ORPHAN as a legally enforceable agreement between them.

{Signatures on following page}

Amendment No. 3: Page 5

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, each of DSM and ORPHAN has caused this Amendment No. 3 to be executed by a fully authorized corporate officer as of the date first set forth above.

ORPHAN MEDICAL, INC.

By:	/s/ Dayton T. Reardan
Dayton T. Reardan, Ph.D., RAC
Vice President of Regulatory Affairs

DSM PHARMACEUTICALS, INC.

By:	/s/ Terence S. Novack
Terence S. Novack
Chief Marketing Officer

Amendment No. 3: Page 6

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX D

Product Commercial Pricing

Batch Price: Domestic Bulk Packaging

Description	Price
[ * ]	[ * ]

Batch Price: Export Bulk Packaging

Description	Price
[ * ]	[ * ]

Assumptions for Bulk Packaging (Domestic and Export):

[ * ]

Batch Price: Domestic Current Package Configuration

[ * ]	Price
[ * ]	[ * ]

Assumptions:

[ * ]

Batch Price: Domestic New Terms

Description	Price
[ * ]	[ * ]

Assumptions:

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.